Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on February 11, 2016.

Vote by Internet
• Go to www.envisionreports.com/NGLS
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors of the General Partner of Targa Resources Partners LP and the Conflicts Committee of the Board of Directors of the General Partner of Targa Resources Partners LP recommend a vote FOR proposals 1 and 2 below.

For	Against	Abstain	+

1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of November 2, 2015, by and among Targa Resources Corp. (“TRC”), Spartan Merger Sub LLC, Targa Resources Partners LP (the “Partnership”) and Targa Resources GP LLC, pursuant to which TRC will acquire indirectly all of the outstanding common units representing limited partner interests in the Partnership that TRC and its subsidiaries do not already own (the “Merger”), which is referred to as the “Merger proposal”;

☐	☐	☐

2. To consider and vote upon, on an advisory, non-binding basis, the compensation payments that may be paid or become payable to the Partnership’s named executive officers in connection with the Merger, which is referred to as the “TRP compensation proposal.”

☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign this proxy exactly as your name appears on the books of the Partnership. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title. If a partnership, please sign in partnership name by general partner or other authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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2016 Special Meeting Admission Ticket

2016 Special Meeting of

Targa Resources Partners LP Common Unitholders

February 12, 9:00 a.m., Central Time

Wells Fargo Plaza, 1000 Louisiana Street, Houston, TX 77002

For meeting directions, please call 713-584-1444

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

FORM OF REVOCABLE PROXY — TARGA RESOURCES PARTNERS LP

1000 Louisiana Street

Houston, Texas 77002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF THE GENERAL PARTNER

Special Meeting of Common Unitholders

To Be Held On February 12, 2016 at 9:00 a.m., Central Time

The undersigned hereby appoints Jeffrey J. McParland and Paul W. Chung, and each or any of them, as proxies (the “Proxies”) of the undersigned, with full power to act without the other and with full power of substitution in each, and hereby authorizes each of them to represent and to vote all common units representing limited partner interests in Targa Resources Partners LP, a Delaware limited partnership (the “Partnership”), which the undersigned may be entitled to vote at the Special Meeting of Unitholders (the “Special Meeting”) to be held at Wells Fargo Plaza, 1000 Louisiana Street, Houston, TX 77002, on February 12, 2016, at 9:00 a.m., Central Time, and at any and all adjournments or postponements thereof, with all powers the undersigned would possess if personally present. The Proxies are authorized to vote as indicated herein upon the matters set forth herein and in their discretion upon all other matters that may properly come before the Special Meeting.

Your common units will not be voted unless a proxy form is signed and returned, a proxy is submitted by telephone or via the Internet or the shares are voted in person at the Special Meeting.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting of Common Unitholders and the Proxy Statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned common unitholder(s). If no direction is given, this proxy will be voted FOR Proposal 1 and Proposal 2. In their discretion, the Proxies are each authorized to vote upon any other matters that may properly be brought before the Special Meeting and at any adjournments or postponements thereof. A common unitholder wishing to vote in accordance with the recommendations of the Board of Directors of the General Partner of the Partnership and the Conflicts Committee of the Board of Directors of the General Partner of the Partnership need only sign and date this proxy and return it in the enclosed envelope.

(Items to be voted appear on reverse side.)